As filed with the U.S. Securities and Exchange Commission on June 30, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pop Culture Group Co., Ltd

(Exact name of Registrant as specified in its charter)

Cayman Islands	7900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 102, 23-1 Wanghai Road

Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province 361008

The People’s Republic of China

+86-592-5968189

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 630 Vienna, VA 22182 703-919-7285

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-253777

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standardsϮ provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

Ϯ  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A ordinary shares, par value $0.001 per share(1)(2)	230,000		$6.00	$1,380,000	$150.56
Underwriter warrants(2)(4)	-		-	-	-
Class A ordinary shares underlying the underwriter warrants(2)(4)	14,000		$7.50	$105,000	$11.46
Total	244,000	(3)	-	$1,485,000	$162.02

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. There is no current market for the securities or price at which the shares are being offered.
(2)	Includes the offering price of up to 30,000 additional Class A ordinary shares that the underwriters for the offering have the option to purchase to cover over-allotments, if any.
(3)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to Registration Statement No. 333-253777. A total of 7,320,000 Class A ordinary shares were registered under Registration Statement No. 333-253777. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-253777 exceed 8,784,000.
(4)	The registrant will issue to Network 1 Financial Securities, Inc. warrants to purchase a number of Class A ordinary shares equal to 7% of the Class A ordinary shares sold in the offering, excluding any Class A Ordinary Shares sold as a result of the exercise of the underwriters’ over-allotment option. The exercise price of the underwriter warrants equals to 125% of the public offering price of the Class A ordinary shares offered hereby.

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-253777) initially filed by Pop Culture Group Co., Ltd (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on March 2, 2021, which was declared effective by the Commission on June 29, 2021, including all amendments, supplements, and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Ogier regarding the validity of the Class A ordinary shares being registered
23.1	Consent of Friedman LLP
23.2	Consent of Ogier (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Xiamen, People’s Republic of China, on June 30, 2021.

Pop Culture Group Co., Ltd

By:	/s/ Zhuoqin Huang
Zhuoqin Huang
Chief Executive Officer, Director, and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhuoqin Huang	Chief Executive Officer, Director, and Chairman of the Board of Directors	June 30, 2021
Name: Zhuoqin Huang	(Principal Executive Officer)

/s/ Rongdi Zhang	Chief Financial Officer	June 30, 2021
Name: Rongdi Zhang	(Principal Accounting and Financial Officer)

/s/ Weiyi Lin	Vice President and Director	June 30, 2021
Name: Weiyi Lin

/s/ Christopher Kohler	Director	June 30, 2021
Name: Christopher Kohler

/s/ Douglas Menelly	Director	June 30, 2021
Name: Douglas Menelly

/s/ Xiaolin Hu	Director	June 30, 2021
Name: Xiaolin Hu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on June 30, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.

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